Exhibit 10.19


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                            ASSET PURCHASE AGREEMENT


                                 By and Between


                           QUESTRON TECHNOLOGY, INC.,


                     QUESTRON DISTRIBUTION LOGISTICS, INC.,


                                   AFCOM, INC.


                                       and


                         THE SHAREHOLDERS OF AFCOM, INC.
                               SIGNATORIES HERETO






                          Dated as of January 29, 1999


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                                TABLE OF CONTENTS

                                                                                                    PAGE

ARTICLE 1               DEFINITIONS....................................................................1
           1.1          Definitions....................................................................1

ARTICLE 2               PURCHASE AND SALE OF ASSETS....................................................6
           2.1          Acquired Assets................................................................6
           2.2          Excluded Assets................................................................7
           2.3          Assumption and Exclusion of Certain Liabilities................................7
           2.4          Purchase Consideration and Payment for Purchased Assets........................7
           2.5          Transactions on the Closing Date...............................................9

ARTICLE 3               CLOSING AND TERMINATION.......................................................10
           3.1          Closing.......................................................................10
           3.2          Termination...................................................................10

ARTICLE 4               REPRESENTATIONS AND WARRANTIES OF THE
                        SHAREHOLDERS AND THE COMPANY..................................................11
           4.1          Authority; Due Execution......................................................11
           4.2          Organization..................................................................12
           4.3          Subsidiaries and Equity Investments...........................................12
           4.4          Capitalization................................................................12
           4.5          Ownership of Shares...........................................................12
           4.6          Title to Acquired Assets......................................................12
           4.7          Acquired Assets Complete......................................................12
           4.8          No Violation..................................................................13
           4.9          Litigation....................................................................13
           4.10         Intentionally Omitted.........................................................14
           4.11         Real Property.................................................................14
           4.12         Non-Real Estate Leases........................................................15
           4.13         Financial Statements..........................................................15
           4.14         Books and Records.............................................................16
           4.15         Tax Matters...................................................................16
           4.16         Employee Matters..............................................................17
           4.17         Intellectual Property.........................................................20
           4.18         Accounts Receivable and Accounts Payable......................................21
           4.19         Inventory.....................................................................21
           4.20         Absence of Change or Event....................................................21
           4.21         Compliance with Law...........................................................23
           4.22         Contracts and Commitments.....................................................24
           4.23         Insurance.....................................................................25
           4.24         Intentionally Omitted.........................................................26
           4.25         Customers, Suppliers, Distributors, Etc.......................................26


                                       -i-

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           4.26         Previous Sales; Warranties; Product Liability.................................27
           4.27         Environmental Matters.........................................................27
           4.28         Absence of Certain Payments...................................................28
           4.29         Additional Information........................................................28
           4.30         Investment Intent.............................................................29
           4.31         Disclosure....................................................................30

ARTICLE 5               REPRESENTATIONS AND WARRANTIES OF QDL
                        AND QUESTRON..................................................................30
           5.1          Organization..................................................................30
           5.2          Corporate Authority; Due Execution............................................31
           5.3          No Violation..................................................................31
           5.4          SEC Documents.................................................................31
           5.5          Questron Common Stock.........................................................32

ARTICLE 6               CERTAIN COVENANTS AND AGREEMENTS OF
                        SHAREHOLDERS, THE COMPANY, QDL AND QUESTRON...................................32
           6.1          Conduct of Business Prior to the Closing Date.................................32
           6.2          Tax Covenants.................................................................33
           6.3          Expenses and Finder's Fees....................................................34
           6.4          Access to Information and Confidentiality.....................................34
           6.5          No Solicitation...............................................................35
           6.7          Press Releases................................................................36
           6.8          Transitional Assistance.......................................................36
           6.9          Reserved......................................................................36
           6.10         Conditions....................................................................36
           6.11         Rule 144......................................................................37
           6.12         SEC Filings...................................................................37
           6.13         Name Change...................................................................37

ARTICLE 7               CONDITIONS PRECEDENT OF QDL AND QUESTRON......................................37
           7.1          Representations and Warranties................................................37
           7.2          Closing Certificates..........................................................37
           7.3          Due Diligence.................................................................38
           7.4          Opinion of Counsel............................................................38
           7.5          No Actions....................................................................38
           7.6          Consents......................................................................38
           7.7          Instruments and Possession....................................................38
           7.8          Employment Agreement..........................................................39
           7.9          Non-Competition Agreements....................................................39
           7.10         Evidence of Termination of the Schedule 2.5(c) Debt.  ........................39
           7.11         Financing.....................................................................39
           7.12         Financial Statements..........................................................40
           7.13         Material Adverse Change.......................................................40


                                      -ii-

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ARTICLE 8               CONDITIONS PRECEDENT OF THE COMPANY
                        AND THE SHAREHOLDERS...........................................................40
           8.1          Representations and Warranties.................................................40
           8.2          Closing Certificates...........................................................40
           8.3          No Actions.....................................................................40
           8.4          Consents.......................................................................40
           8.5          Instruments of Assumption......................................................41
           8.6          Employment Agreement...........................................................41
           8.7          Opinion of Counsel.............................................................41
           8.8          No Material Adverse Change.....................................................41

ARTICLE 9               INDEMNIFICATION................................................................41
           9.1          Indemnification by the Company and the Shareholders............................41
           9.2          Indemnification by QDL and Questron............................................42
           9.3          Limitation on Liability........................................................43

ARTICLE 10              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                        COVENANTS......................................................................43
           10.1         Representations, Warranties and Covenants......................................43

ARTICLE 11              NON-COMPETITION BY SHAREHOLDERS AND THE COMPANY................................44
           11.1         Non-Compete....................................................................44
           11.2         Remedies.......................................................................44

ARTICLE 12              MISCELLANEOUS..................................................................44
           12.1         Cooperation....................................................................44
           12.2         Waiver.........................................................................44
           12.3         Notices........................................................................44
           12.4         Governing Law and Consent to Jurisdiction......................................46
           12.5         Counterparts...................................................................46
           12.6         Headings; Schedules............................................................46
           12.7         Entire Agreement...............................................................46
           12.8         Amendment and Modification.....................................................46
           12.9         Binding Effect; Benefits.......................................................46
           12.10        Assignability..................................................................47



                                      -iii-

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                     ASSET  PURCHASE  AGREEMENT,  dated as of January  29,  1999
(herein, together with the Schedules and Exhibits attached hereto, referred to as the "Agreement"), by and between Questron Technology, Inc., a Delaware corporation ("Questron"), Questron Distribution Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Questron ("QDL"), and AFCOM, Inc., a Florida corporation (the "Company"), and each of the persons listed on
Schedule  1.1  hereto  and   signatory   hereto  (each  a   "Shareholder,"   and
collectively, the "Shareholders").


                              PRELIMINARY STATEMENT

                     1. The Shareholders are the beneficial and record holders of 100% of the issued and outstanding shares of capital stock of the Company.

                     2. QDL is a wholly-owned subsidiary of Questron.

                     3. The Company and the Shareholders desire to sell and QDL desires to purchase the Business and the Acquired Assets (each as hereinafter defined) of the Company upon the terms and subject to the conditions contained in this Agreement.

                     NOW, THEREFORE, in reliance upon the respective representations and warranties made herein and in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

           1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Article 1.

           "Accountant" is defined in Section 2.4(b)(ii).

           "Accrued Interest" is defined in Section 2.4(a).

           "Acquired Assets" is defined in Section 2.1.

           "Actions" is defined in Section 4.9.

           "Additional Cash Payment" is defined in Section 2.4(a).

           "Additional Shares" is defined in Section 2.4(a).

           "Agreement" is defined in the preamble to this Agreement.

           "Anniversary Date" is defined in Section 2.4(a).

           "Anniversary Date Price" is defined in Section 2.4(a).

           "Assumed Liabilities" is defined in Section 2.3.

           "Benefit Plans" is defined in Section 4.16.

           "Books and Records" shall mean with respect to the Company all books and records pertaining to the Acquired Assets, the Business, the customers, distributors and suppliers of the Company, including Tax returns and other information relevant to such returns, but not including minutes of shareholder and directors meetings.

           "Business" is defined in Section 2.1.

           "Claims" shall mean with respect to the Company all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any Person or arising out of or relating to the Acquired Assets or the Business of the Company.

           "Closing" is defined in Section 3.1.

           "Closing Date" is defined in Section 3.1.

           "Closing Shares" is defined in Section 2.4(a).

           "Company" is defined in the preamble to this Agreement.

           "Company Indemnified Claims" is defined in Section 9.2.

           "Company Indemnitees" is defined in Section 9.2.

           "Company Losses" is defined in Section 9.2.

           "Confidential Information" is defined in Section 6.4.

           "Contract" shall mean with respect to the Company any of the agreements, contracts, Leases, notes, loans, evidences of indebtedness, purchase orders, letters of credit, distributor agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executory commitments, in each case, related to, used or useful in the Business of the Company, to which the Company is a party or to which any of its assets are subject, whether oral or written, express or implied.

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           "Contract  Rights"  shall mean with respect to the Company all of the
Company's rights and obligations under the Contracts.

           "Deferred Purchase Price" is defined in Section 2.4(b).

           "Dispute Notice" is defined in Section 2.4(b)(ii).

           "EBIT" is defined in Section 2.4(b).

           "Effective Date" is defined in Section 3.1.

           "Employment Agreement" is defined in Section 7.8.

           "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, encumbrance or other right of third parties.

           "Environmental Laws" is defined in Section 4.27.

           "ERISA" is defined in Section 4.16.

           "ERISA Affiliate" is defined in Section 4.16(c).

           "Excluded Liabilities" is defined in Section 2.3.

           "Final Period" is defined in Section 4.31.

           "Fixtures and Equipment" shall mean with respect to the Company all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, vehicles and other tangible personal property owned by the Company and located in, at or upon the Real Property of the Company as of the Reference Balance Sheet Date, plus all additions, replacements or deletions since the Reference Balance Sheet Date in the ordinary course of the Company's Business.

           "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board consistently applied.

           "Governmental Authorities" means the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

           "Hazardous Materials" is defined in Section 4.27.

           "Immaterial Lease" is defined in Section 4.12.

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           "Initial Cash Consideration" is defined in Section 2.4(a).

           "Insurance Policies" shall mean with respect to the Company the insurance policies issued by unaffiliated, third-party carriers relating to the Acquired Assets and Business of the Company listed under the Company's name on
Schedule 4.23.

           "Inventory" shall mean with respect to the Company (a) all of the Company's inventories whether (x) in transit and owned by the Company or (y) within the facilities of the Company held for resale or lease in the ordinary course of the Company's Business to its customers and distributors, (b) all office supplies and similar materials of the Company located in the facilities of the Company and (c) all of the raw materials, work in process, finished products and similar items of the Company, in the facilities of the Company or wherever otherwise located.

           "Laws" shall mean any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any Governmental Authority.

           "Leases" shall mean with respect to the Company all of the leases of the Company (whether relating to real property, improvements thereon, vehicles, machinery or equipment or other assets) listed under the Company's name on Schedules 4.11(b) and 4.12 and all other leases relating to the Acquired Assets or Business which are not required to be scheduled pursuant to this Agreement, including the Immaterial Leases.

           "Leased Real Property" is defined in Section 4.11(a).

           "Liability" shall mean any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or inaccrued, due or to become due, liquidated or unliquidated.

           "Material Adverse Effect" shall mean with respect to (A) the Company, a material adverse effect on (i) the Acquired Assets, the Business or the condition (financial or otherwise), properties, Liabilities, reserves, working capital, earnings, results of operations, or business prospects, or relations with customers, suppliers, distributors or employees of the Company or (ii) the right or ability of the Company to consummate the transactions contemplated hereby, and (B) with respect to QDL and Questron, a material adverse effect on
(i) the business or the condition (financial or otherwise) properties, liabilities, reserves, working capital, earnings, results of operations, or business prospects, or relations with customers, suppliers, distributions or employees of QDL and Questron or (ii) the right or ability of such entities to consummate the transactions contemplated hereby.

           "Net Debt" is defined in Section 2.4(a).

           "Non-Competition Agreements" is defined in Section 7.9.

           "Non-Real Estate Leases" is defined in Section 4.12.

           "Owned Real Property" is defined in Section 4.11(a).

           "Permits" shall mean with respect to the Company all licenses, permits and other governmental authorization necessary to carry on the Business of the Company.

           "Person" means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, joint venture, unincorporated association or other legal entity of whatever nature.

           "Purchase Price" is defined in Section 2.4.

           "QDL" is defined in the preamble to this Agreement.

           "Questron" is defined in the preamble to this Agreement.

           "Questron Common Stock" is defined in Section 2.4(a).

           "Questron Indemnified Claims" is defined in Section 9.1.

           "Questron Indemnities" is defined in Section 9.1.

           "Questron Losses" is defined in Section 9.1.

           "Real Property" is defined in Section 4.11(a).

           "Real Property Leases" is defined in Section 4.11(a).

           "Reference Balance Sheet" is defined in Section 4.13.

           "Reference Balance Sheet Date" is defined in Section 4.13.

           "Reference Income Statement" is defined in Section 4.13.

           "Schedule 2.5(c) Debt" is defined in Section 2.5(c).

           "Schedule 2.5(c) Creditors" is defined in Section 2.5(c).

           "SEC" is defined in Section 5.4.

           "SEC Documents" is defined in Section 5.4.

           "Shares" is define din Section 2.4(a).

           "Shareholders" is defined in the preamble to this Agreement.

           "Taxes" is defined in Section 4.15.


                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS

           2.1 Acquired Assets. Subject to the terms and conditions of this Agreement, the Company shall sell, assign, transfer, convey and deliver to QDL, and QDL shall purchase from the Company on the Closing Date, all right, title and interest of the Company in and to all of the Acquired Assets, free and clear of all Encumbrances.

                     The Acquired Assets shall mean all of the Company's right, title and interest in and to the assets, properties and rights of every type and description, real and personal, tangible and intangible, wherever located, owned by the Company from and after the Effective Date and on the Closing Date or in which the Company has any interest whatsoever on the Closing Date relating to, used or useful in the conduct of the Company's business of distributing fasteners, hardware and related components and providing inventory logistics management services for such products (the "Business"), all of which assets are hereinafter referred to collectively as the "Acquired Assets", including, without limitation:

                     (a) accounts and notes receivable, and, to the extent transferable, deposits and prepaid expenses (including, without limitation, any prepaid insurance premiums);

                     (b)       cash and cash equivalents;

                     (c)       all Owned Real Property;

                     (d)       all Contract Rights;

                     (e) all of the Company's rights and obligations as lessees under the Leases (including, without limitation, under the Real Property Leases, the Non-Real Estate Leases and the Immaterial Leases);

                     (f)       all Fixtures and Equipment;

                     (g)       all Inventory of the Company;

                     (h)       all Books and Records;

                     (i)       all Intellectual Property Rights;

                     (j)       all Claims;

                     (k)       the Insurance Policies;

                     (l)       all Permits;

                     (m) all manufacturers', vendors' and suppliers' warranties in respect of any item of property falling within the scope of the Acquired Assets;

                     (n) all restrictive covenants and obligations of present and former officers and employees of each of the Company (or any predecessor of the Company) and of other individuals and corporations in favor of the Company (or any predecessor of the Company);

                     (o) all of the Company's rights under and interests in the Benefit Plans, collective bargaining and other employee agreements described on
Schedule 2.1(o) hereto;

                     (p) to the extent transferable, all environmental and, to the extent related to the Business and the Acquired Assets other indemnification rights inuring to the benefit of the Company under agreements to which the Company is a party or is entitled to assert such rights; and

                     (q) all other assets used or held for use in the Business by the Company, whether tangible or intangible, not expressly mentioned herein which, as of the Closing Date, are owned by the Company, or in which the Company has a right, title or interest.

           2.2 Excluded Assets. Notwithstanding any other provision of this Agreement, Questron shall not acquire (i) the accounts receivable from certain of the Shareholders listed on Schedule 2.2, and (ii) the other assets listed on
Schedule 2.2 hereto.

           2.3 Assumption and Exclusion of Certain Liabilities. QDL agrees to assume, as of the Closing Date, (i) the Liabilities specifically listed on
Schedule 2.3(i) hereto, and (ii) all Liabilities of the Company which have been incurred by the Company in the ordinary course of business since November 30, 1998 and which relate solely to any state of facts or circumstances arising after November 30, 1998 (the Liabilities described in clauses in Section 2.3(i) and Section 2.3(ii) are collectively referred to as the "Assumed Liabilities"). Except as specifically set forth in the preceding sentence, Questron is not assuming, and shall not be liable for or bound by, any obligations or Liabilities of the Company of any kind or nature, known or unknown, express, implied, contingent or otherwise, including, but not limited to, (x) any Liabilities of the Company or Business which are not expressly Assumed
Liabilities relating or arising from any state of facts or circumstances existing or occurring on or prior to November 30, 1998, and (y) the Liabilities listed on Schedule 2.3(iii) hereto (collectively, the "Excluded Liabilities").

           2.4 Purchase Consideration and Payment for Purchased Assets. In consideration of the sale, conveyance, transfer, assignment and delivery of the Acquired Assets and Business by the Company to QDL on the Closing Date, and in reliance upon the representations, warranties, covenants and agreements made herein by the Company and the Shareholders, QDL shall pay to the Company a total purchase price up to Seven Million Three Hundred Thousand Dollars ($7,300,000) plus the Accrued Interest, which will consist of the Initial Purchase Price and the Deferred Purchase Price, in each case as defined below .

                     (a) Initial Purchase Price. The "Initial Purchase Price" shall be paid at Closing and shall equal Five Million Eight Hundred Thousand Dollars ($5,800,000), plus the Accrued Interest (defined below) payable as follows: (i) wire transfers (or certified checks) from or on behalf of QDL to the Company or its designees as specified in a written notice to QDL in an aggregate amount equal to Five Million Ninety-Seven Thousand Eight Hundred
Eighteen Dollars ($5,097,818) (which amount is equal to Five Million Eight Hundred Thousand Dollars ($5,800,000) less the stated debt of the Company net of cash and cash equivalents to the Company being transferred hereunder as of November 30, 1998 as reflected on Schedule 2.4 (a)(i) in the aggregate amount of Four Hundred Fifty-Two Thousand One Hundred Eighty Two Dollars ($452,182) ("Net Debt") less the deemed value of the Closing Shares (as defined below in clause
(ii))), plus interest (the "Accrued Interest") on such amount at a rate of 6% per annum calculated from the Effective Date to the Closing Date (the "Initial Cash Consideration") and (ii) delivery of Fifty Thousand (50,000) shares of Questron's Common Stock, par value $0.0001 per share (the "Questron Common Stock"), issued by Questron to the Shareholders on behalf of the Company, which shall be deemed to have a value of Two Hundred Fifty Thousand Dollars ($250,000) (the "Closing Shares"). On behalf of and at the direction of, the Company, each Shareholder shall be issued the number of Closing Shares specified on Schedule 2.4(a)(ii). On the eighteen-month anniversary of the Effective Date (and if such date is not a Business Day, the next Business Day) (the "Anniversary Date"), Questron shall calculate the value (the "Anniversary Date Price") of the Questron Common Stock based on the average last reported sales price for the Questron Common Stock, as reported by the Wall Street Journal for the ten trading days period ending on the third trading day immediately prior to the Anniversary Date. If the Anniversary Date Price is less than Five Dollars ($5.00) per share of Questron Common Stock, either (A) Questron shall deliver to the Shareholders, a number of shares of Questron Common Stock equal to the difference between (i) the number of shares of Questron Common Stock having a value of Two Hundred Fifty Thousand Dollars ($250,000) calculated on the basis of the Anniversary Date Price, and (ii) the number of Closing Shares (50,000) (the "Additional Shares" and, together with the Closing Shares, the "Shares"), or (B) QDL shall pay to the Shareholders by wire transfers (or certified checks) an amount in cash equal to Two Hundred Fifty Thousand Dollars ($250,000) less the amount equal to the number of Closing Shares (50,000) multiplied by the Anniversary Date Price (the "Additional Cash Payment"). On behalf of and at the direction of, the Company to the extent Additional Shares are to be issued to the Shareholders pursuant to this Section 2.4(a), each Shareholder shall be issued Additional Shares in the proportion set forth on Schedule 2.4(a)(ii). The election of whether QDL shall pay the Additional Cash Payment or Questron shall issue the Additional Shares shall be made by QDL and Questron in their sole discretion. Each of QDL, the Shareholders and the Company acknowledge and agree that all payments of cash and deliveries of shares of Questron Common Stock to the Shareholders under this Section 2.4(a) shall be treated as if made directly to the Company and, to the extent made directly to the Shareholders, are being made at the direction of the Company for convenience purposes only. QDL and Questron shall in no event have any further liability or obligations to the Company with respect to any payments of cash or deliveries of shares of Questron Common Stock to the Shareholders in accordance with this Section 2.4(a) after such cash payments have been made and such shares have been delivered to the Shareholders in accordance with this Section 2.4(a).

                     (b) Deferred Purchase Price. (i) The "Deferred Purchase Price" will be an amount, subject to the limitations set forth below, equal to six (6) times the difference between EBIT

(as defined below) for the Business for the twelve (12) month period ending December 31, 1999 and Nine Hundred Fifty Thousand Dollars ($950,000), provided that the maximum amount payable to the Company pursuant to this Section 2.4(b) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). QDL shall pay the Company or its designees or assigns the Deferred Purchase Price by wire transfers (or certified checks) within fifteen (15) days of the date Questron files its Annual Report in Form 10-K for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission. For purposes of this
Section 2.4(b), "EBIT" shall mean the aggregate earnings before interest, income taxes, amortization of goodwill and Questron's and QDL's rights under the Non-Competition Agreements, and the allocation of corporate expenses associated with the Business, any extraordinary expenses and payments made to Affiliates of QDL or Questron which are related to the Business and are made other than in the ordinary course of business. With respect to the calculations of EBIT, depreciation of the Acquired Assets shall be determined in accordance with GAAP. For the avoidance of doubt, EBIT shall be calculated solely with respect to the AFCOM division of QDL and shall not include any operations of QDL not associated with the Business. EBIT shall be calculated in accordance with GAAP, consistently applied. EBIT shall be determined by QDL and reviewed by the Company's and QDL's respective independent accountants.

                     (ii) In the event that either Shareholder disputes QDL's calculation of EBIT in accordance with Section 2.4(b)(i), such Shareholder shall notify QDL in writing of the nature of his dispute within thirty (30) days of its receipt of notice from QDL of its calculation of EBIT (a "Dispute Notice"). If the parties are unable to agree upon EBIT within twenty (20) days after delivery of a Dispute Notice, then the parties shall attempt to mutually agree on an independent public accounting firm ("Accountant") who shall determine EBIT. If the parties are unable to agree upon a single Accountant within thirty
(30) days after delivery of the Dispute Notice, then each of QDL, on the one hand, and the Shareholders, on the other, shall select an Accountant and within ten (10) days of their appointment, the two Accountants shall select a third Accountant. The determination of the single Accountant or the average of two of the three EBITs determined by the three Accountants which are closest in amount, if EBIT is determined by three Accountants, as the case may be, shall be determined within thirty (30) days from the appointment of the Accountants and shall be final and binding upon the parties. The expenses of the determination of EBIT by the Accountants shall be shared equally by QDL, on the one hand, and the disputing Shareholder(s), on the other.

           2.5       Transactions on the Closing Date.

                     (a) At the Closing, the Company will deliver, or cause to be delivered, to QDL and/or Questron the following:

                               (i)  each  of  the   certificates  and  documents
            contemplated by Article 7; and

                               (ii) such other certificates, documents, instruments and agreements as Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Questron.

                     (b) At the Closing, QDL and/or Questron will deliver to the Company and/or the Shareholders the following:

                               (i)   the Initial Cash Consideration;

                               (ii) the stock certificates representing the Closing Shares;

                               (iii) each  of the  certificates  and   documents
            contemplated by Article 8; and

                               (iv)  such   other   certificates,    documents,
           instruments and agreements as the Company shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to the Company.

                     (c) At the Closing, wire transfers from or on behalf of QDL will be made to the entities listed on Schedule 2.5 (c) (the "Schedule 2.5(c) Creditors") in the aggregate amounts set forth on Schedule 2.5(c), which amount shall represent all of the outstanding indebtedness of the Company owed to those
Schedule 2.5 Creditors as of the Closing Date (the "Schedule 2.5(c) Debt").

                     (d) Restricted Securities. The shares representing the Closing Shares and any Additional Shares shall be restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available. The certificates evidencing such Shares shall bear a legend substantially in the following form, in addition to any other legends required by applicable state law:

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."


                                    ARTICLE 3

                             CLOSING AND TERMINATION

           3.1 Closing. The closing of the transactions provided for in Article 2 above (the "Closing") will take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, N.Y. 10022, at 10:00 A.M. (local time) on or about February 2, 1999 (the

"Closing Date"), or at such other place, time and date as may be agreed upon by QDL, Questron, the Company and the Shareholders. The effective date of the Closing shall be December 1, 1998 (the "Effective Date").

           3.2 Termination. Anything contained in this Agreement other than in this Section 3.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or prior to the Closing:

                     (a) without liability on the part of any party hereto, by mutual written consent of QDL and Questron, on the one hand, and the Company and the Shareholders, on the other;

                     (b) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by either QDL and Questron, on the one hand, or the Company and the Shareholders, on the other, if the Closing shall not have occurred on or before February 15, 1999 (or such later date as may be agreed upon in writing by the parties hereto);

                     (c) by QDL and Questron, if the Company or the Shareholders shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or the Company or the Shareholders shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that QDL and Questron have not breached in any material respect any of their respective representations, warranties or obligations hereunder; or

                     (d) by the Company and the Shareholders, if QDL or Questron shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived or QDL and Questron shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date, provided, however, that the Company and the Shareholders have not breached in any material respect any of their respective representations, warranties or obligations hereunder.


                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                                 AND THE COMPANY

           Each Shareholder and the Company, jointly and severally, represents and warrants to QDL and Questron that:

           4.1 Authority; Due Execution. The Company has full corporate power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments contemplated by this Agreement (the "Other Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Shareholder has the power to enter into this Agreement and each Other Document to which such Shareholder is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Other Document to which the Company and/or the Shareholders are parties will be as of the Closing Date, duly executed and delivered by the Company and/or the Shareholders, and (assuming due execution and delivery by QDL and Questron) this Agreement and each Other Document to which the Company and the Shareholders are parties will constitute valid and binding obligations of the Company and the Shareholders, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           4.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its Business as now being conducted and to own the Acquired Assets and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on the Company.

           4.3 Subsidiaries and Equity Investments. The Company has no subsidiaries and does not own, directly or indirectly, any investments, capital stock or other equity or ownership interests in any other corporations or business enterprises and is not a partner in any partnership or a co-venturer in any joint venture or other business enterprise. The term "subsidiary" means any corporation or other entity of which the Company, directly or indirectly, owns or controls capital stock or ownership interests representing either (i) more than fifty percent (50%) of the general voting power under ordinary circumstances of such corporation or entity, or (ii) if an entity other than a corporation, more than fifty percent (50%) of the economic interest therein.

           4.4 Capitalization. The authorized capital of the Company consists of 100,000 shares of common stock, no par value per share (the "Company Common Stock"), of which 100,000 shares are issued and outstanding.

           4.5 Ownership of Shares. Each Shareholder is the lawful record and beneficial owner of that number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule 1.1, which shares represent all of the issued and outstanding shares of capital stock of the Company.

           4.6 Title to Acquired Assets. Schedule 4.6 categorizes and lists the Acquired Asset owned or leased by the Company. The Acquired Assets constitute and include all the property, assets and rights related to, used, or useful in the conduct of the Business of the Company in the ordinary course, consistent with past practice. Except as set forth on Schedule 4.6, the Company owns free and clear of any Encumbrances or, as specifically set forth on Schedule 4.6, leases or has rights to use, the Acquired Assets set forth on Schedule 4.6. The Acquired Assets are suitable for the purposes for which such assets are currently used or are held for use, and are in adequate working condition, subject to normal wear and tear, and are free from any known defects. Upon consummation of the transactions contemplated hereby, QDL will acquire good title to all of the

Acquired Assets owned by the Company, free and clear of all Encumbrances, except for Encumbrances specifically identified on Schedule 4.6.

           4.7 Acquired Assets Complete. The Acquired Assets constitute all of the properties and assets used or held for use in connection with the Business and the conduct of the Business as currently conducted, and include all properties, rights and assets necessary for the performance of any of the Contracts and to permit QDL to conduct the Business in all material respects as such Business is conducted on, and has been conducted prior to, the date of this Agreement.

           4.8 No Violation. Neither any Shareholder nor the Company is subject to or bound by any provision of:

                      (a) any law,  statute,  rule,  regulation  or  judicial or administrative decision,

                      (b)  (in  the  case  of  the   Company)  its  articles  of
            incorporation or by-laws,

                     (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, proxy, bond, indenture, other instrument or agreement, license, Permit, trust, custodianship or other restriction, or

                     (d) any consent, judgment, order, writ, award, injunction or decree of any Governmental Authority or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by any Shareholder or the Company of this Agreement or any Other Document and the consummation of the transactions contemplated hereby and thereby. No consent, order, license, permit, approval or authorization of or declaration, notice or filing with any Person is required for the valid execution, delivery and performance by any Shareholder or the Company of this Agreement or any Other Document to which it is a party and the consummation of the transactions contemplated hereby and thereby.

           4.9 Litigation. Except as set forth on Schedule 4.9, there is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of the Company and the Shareholders, investigation (collectively, "Actions") pending or, to the knowledge of the Company and the Shareholders, threatened or anticipated against, relating to or affecting (i) the Company, the Assumed Liabilities, the Acquired Assets, or the operation of the Business of the Company as currently operated and as proposed to be operated, (ii) any Benefit Plan of the Company or any trust or other funding instrument, fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against the Company. No event has occurred or circumstances exist that could reasonably be expected to give rise to or serve as a basis for the commencement of any Action. The Company has delivered or made available to QDL or Questron copies of all proceedings, correspondence and other documents relating to each Action listed on Schedule 4.9. Each Action pending or, to the knowledge of the Company and the Shareholders, threatened or that the Company and the Shareholders have a reasonable basis to expect or anticipate (whether or not disclosed on Schedule 4.9) is fully covered by insurance of reputable and solvent insurance companies and each such applicable insurance policy is in full force and effect and the Company has not received any notice or, to the knowledge of the Company and the Shareholders, threat of cancellation, limitation or non-coverage of such insurance policies.

           4.10 Intentionally Omitted.

           4.11 Real Property. (a) Schedule 4.11(a) sets forth, as of the date of this Agreement, a complete and accurate list, in all material respects, of
(i) all of the real property  owned by the Company (the "Owned Real  Property"),
(ii) all of the real property that the Company has leased or subleased (the "Leased Real Property," and together with the Owned Real Property, the "Real Property") and an identification of the applicable leases, including all amendments thereto and all material agreements incidental thereto (the "Real Property Leases"), and (iii) all indebtedness secured by a lien, mortgage or deed of trust on the Real Property and the outstanding principal amount of each such lien, mortgage and deed of trust as of the date hereof. As of the date of this Agreement, the Company has good and marketable fee title to its interest in the Owned Real Property or a valid leasehold interest in the Leased Real Property as provided in the applicable Real Property Lease, in each case, free and clear of all Encumbrances and defects, except for (A) liens, mortgage or deed of trust securing the Indebtedness referred to in clause (iii) of the preceding sentence, and (B) taxes or assessments, special or otherwise, not due and payable or being contested in good faith. There exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company which, with the giving of notice, the lapse of time, or the happening of any other event or condition, would become a default or event of default under any indebtedness secured by a lien, mortgage or deed of trust on the Real Property.

                     (b) Schedule 4.11(b) lists all of the Real Property Leases. Each of the Real Property Leases is in full force and effect and constitutes a valid leasehold interest in the respective Leased Real Property and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.11(b). The Company has not received a written notice of any monetary default or other material default under any Real Property Lease or has given or received any notice for purpose of terminating any Real Property Lease; all rents due under the Real Property Leases have been paid.

                     (c) With respect to each of the Real Property Leases, the Company has adequate rights of ingress and egress for the operation of the Business of the Company in the ordinary course. Except as set forth in Schedule 4.11(c), none of the buildings, structures or appurtenances (or any equipment therein), nor the operation of maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except where such violation or encroachment does not materially adversely affect the value or use of any such building, structure, appurtenance or equipment.

                     (d) Except as set forth in Schedule 4.11(d), (i) no condemnation proceeding is pending or threatened with respect to the Real Property or any buildings, structures or appurtenances located thereon, and (ii) none of the buildings, structures or appurtenances have been damaged or destroyed, in whole or in part, as a result of any fire or other casualty, which damage or destruction has not been fully repaired or restored.

                     (e) Except as set forth in Schedule 4.11(e), no interest of the Company in any Real Property is subject to any right of first offer, first refusal or right or option to purchase.

                     (f) The Company has all necessary Permits to carry on the Business in the ordinary course. Except as set forth in Schedule 4.11(g), since December 31, 1993 there has been no material construction or modifications to the leased Real Property or the owned Real Property.

           4.12 Non-Real Estate Leases. Schedule 4.12 lists all Acquired Assets (other than Real Property) that are possessed by the Company under an existing lease, including, without limitation, all vehicles, forklifts, machinery, equipment, furniture, fixtures and computers, except for any lease under which the aggregate annual payments (excluding Taxes) for the last twelve (12) preceding months are less than Five Thousand Dollars ($5,000) (each, an "Immaterial Lease"). Schedule 4.12 also lists the leases under which such Acquired Assets are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases." Each Non-Real Estate Lease is in full force and effect and constitutes a valid leasehold interest in such Acquired Assets, and has not been assigned, modified, supplemented or amended except as set forth on Schedule 4.12.

           4.13 Financial Statements. (a) The Shareholders and the Company have heretofore furnished QDL and/or Questron with copies of the following financial statements of the Company: (i) unaudited balance sheets as at September 30 for each of 1995, 1996 and 1997, respectively, and as at December 31, 1997; (ii) unaudited statements of operations for each of the years ended on September 30, for 1995, 1996, 1997 and for the three months ended December 31, 1997; (iii) an unaudited balance sheet (the "Reference Balance Sheet") as at November 30, 1998 (the "Reference Balance Sheet Date"); and (iv) an unaudited statement of operations (the "Reference Income Statement") for the eleven (11) month period ended November 30, 1998. Except as noted therein and except for normal year-end adjustments with respect to the partial year financial statements, all such financial statements are complete and correct, were prepared, to the knowledge of the Company, in accordance with GAAP consistently applied throughout the periods indicated except as otherwise set forth on Schedule 4.13 have been prepared in accordance with the Books and Records of the Company, and present fairly the financial position of the Company at such dates and the results of its operations and cash flows for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount.

                     (b) There are no Liabilities, debts, obligations or claims against the Company of any nature (accrued, absolute or contingent, unasserted, known or unknown, or otherwise), except

(i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to QDL and Questron pursuant to this Agreement; (iii) those that are individually, or in the aggregate, not material and were incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice.

                     (c) The Company has heretofore delivered true and complete copies of all auditor letters to management or the board of directors of the Company with respect to the audits of the Company for the preceding five fiscal years of the Company.

           4.14 Books and Records. The Shareholders and the Company have made and will make available for inspection by QDL and/or Questron all the Books and Records relating to the Business of the Company. Such Books and Records of the Company reflect all the material transactions and other material matters required, to the knowledge of the Company, to be set forth under GAAP applied on a consistent basis except as set forth on Schedule 4.13.

           4.15 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) relating to the income, operations or properties of the Company.

                              (i) "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;

                              (ii) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by any Person and relating to the Company and its subsidiaries;

                              (iii) "Code" shall mean the Internal Revenue Code
            of 1986, as amended; and

                               (iv) the term "Tax Deficiency" shall include a reduction in any net operating losses.

                     (b) In respect of the Pre-Closing Periods only,

                               (i) all Returns have been or will be timely filed
            when due in accordance with all applicable laws;

                               (ii) all Taxes shown on the Returns  have been or
            will be timely paid when due;

                              (iii) the Returns completely, accurately, and correctly in all material respects reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon.;

                               (iv) all Taxes which the Company is required by law to withhold or collect have been in all material respects duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                               (v) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the Company's and the Shareholders' knowledge, threatened, regarding any Taxes relating to the Company for any Pre-Closing Period;

                               (vi) no Person has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of the Company;

                              (vii) there are no liens for any Tax on the assets of the Company except liens which arise as a matter of law; and

                             (viii) there are no tax sharing agreements to which the Company is now or, to Shareholders' knowledge, ever has been a party which will survive the Closing.

           4.16 Employee Matters. (a) Schedule 4.16 sets forth as of the date hereof the name, date of hire, current annual compensation rate (including bonus and commissions), title, current base salary rate and accrued bonus and vacation of each present employee of the Company; and a list of any employment, managerial, advisory, consulting, collective bargaining and severance agreements or plans; employee confidentiality or other agreements protecting proprietary processes, formulae or information; any employee handbook(s) and written employment policies; any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; any affirmative action plans; and each employee benefit or compensation plan, agreement or arrangement covering present or former employees, consultants or directors of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), stock purchase, stock option, fringe benefit, change in control, bonus and incentive or deferred compensation plans, agreements, policies or other arrangements or funding arrangements (collectively, the "Benefit Plans"), whether sponsored, maintained or contributed to by the Company.

                     (b) For each Benefit Plan, except as set forth on Schedule 4.16, each of the following is true:

                               (i) if such Benefit Plan is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code, such plan is and since its inception has been so qualified and the Plan has received a favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification or which would result in material costs to the Company under the Internal Revenue Service's Closing Agreement Program, Voluntary Compliance Resolution Program or Administrative Policy Regarding Sanctions;

                               (ii) the financial statements of the Company reflect in all material respects all employee liabilities arising under such Benefit Plan in a manner satisfying the applicable requirements (if any) of Statement of Financial Accounting Standards ("SFAS") Nos. 87, 88, 106 and 112;

                               (iii) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, or to the Company's and the Company's and the Shareholders' knowledge, threatened, and to the Company's and the Shareholders' knowledge, there are no facts which could give rise to any such material actions, suits or claims (other than routine claims for benefits in the ordinary course);

                               (iv) none of the Shareholders, the Company, nor any other party has, with respect to any such Benefit Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which could subject the Company or QDL to any Taxes, penalties or other material liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

                               (v) all Benefits Plans are in compliance in all material respects with ERISA and the Code and each Benefit Plan may be amended or terminated without obligation or liability to QDL and Questron (other than those for which specific assets have been set aside in a trust or other funding vehicle);

                               (vi) all contributions and insurance premiums required as of the Closing Date have been paid;

                               (vii) the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereunder, will not (pursuant to any "change-of-control provision" or otherwise) result in any additional (or otherwise modify or accelerate any existing or contingent) obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan, to any employee or former employee of the Company and its subsidiaries;

                               (viii) the transactions contemplated by this Agreement will not result in the payment or series of payments to any employee of the Company or its subsidiaries which is a "parachute payment" within the meaning of Section 280G of the Code; and

                               (ix) the Company has delivered to QDL and/or Questron current, accurate and complete copies of such Benefit Plan (including the plan document, trust agreement and other funding or insurance instruments relating thereto) and, to the extent applicable, copies of the most recent: (A) determination letter and any outstanding request for a determination letter; (B) summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under any Benefit Plan; (C) Form 5500 with attached schedules, financial statements and actuaries statement with respect to the plan years ending in fiscal years 1995, 1996 and 1997; (D) collective bargaining agreements or other such contracts; and (E) the general notification to employees of their "COBRA" rights under Code Section 4980B and ERISA Sections 601-609 and the form of letter(s) distributed upon the occurrence of a COBRA qualifying event for each Benefit Plan that is a "group health plan" as defined in Code Section 5000(b)(1) and ERISA
           Section 607(1).

                     (c) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") sponsors or maintains (and has not sponsored or maintained in the calendar years ending 1995, 1996, 1997 and 1998) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

                     (d) Neither the Company nor any ERISA Affiliate contributes or is obligated to contribute (or in the past six years has been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

                     (e) The Company has no employee welfare benefit plans (within the meaning of ERISA Section 3(1)) which provide benefits beyond termination of employment except as required by applicable law.

                     (f) With  respect  to the  Company,  except as set forth on
Schedule 4.16(f), each of the following is true in all material respects:

                               (i) the Company is in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's and the Shareholders' knowledge, threatened, or, to the Company's and the Shareholders' knowledge, is any investigation pending or threatened against the Company relating to any employment matter, and, to the Company's and the Shareholders' knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                               (ii) there is no labor strike, dispute,  slowdown
           or  stoppage   actually   pending  or,  to  the   Company's  and  the
           Shareholders' knowledge, threatened against the Company;

                               (iii) none of the employees of the Company is a member of or represented by any labor union and, there are no attempts of whatever kind and nature being made to organize any of such employees;

                               (iv) without limiting the generality of paragraph
           (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company and no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve months;

                               (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Company in any material way limits or restricts the Company from relocating or closing any of its operations;

                               (vi)  the   Company  has  not   experienced   any
           organized work stoppage in the last five years;

                               (vii) there are no administrative proceedings, lawsuits or complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual orientation, religion, disability or veteran status) pending or, to the Company's and the Shareholders' knowledge, threatened, or to the Company's or Shareholders' knowledge, is any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court, or is any complaint or internal investigation pending with regard to sexual or other harassment. There have been no claims with respect to the equal employment opportunity practices or affirmative action practices of the Company and, to the Company's and the Shareholders' knowledge, no reasonable basis for any claim regarding such practices exists; and

                               (viii) there are no individual agreements, employment practices, policies or procedures, or other representations, warranties written or oral, which have been made by the Company to employees of the Company that commit QDL to retain them as employees for any period of time subsequent to the Closing, or to pay them severance if they are not retained, except as otherwise provided by Law or as set forth on Schedule 4.16.

           4.17 Intellectual Property. Schedule 4.17 (i) contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning (x) all of the Company's registrations of trademarks and of other marks, trade names, brand names or other trade rights, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, (y) all material computer software used by the Company in the conduct of its Business and (z) all other trademarks and other marks, trade names and other trade rights and all other material trade secrets, material designs, plans, specifications, patents, patent applications and other intellectual property rights of any kind of the Company, whether or not registered, including, without limitation, all rights of the Company to use and ownership of the names "AFCOM" or "AFCOM, Inc.," and to the knowledge of the Shareholders and the Company, all rights of the Company to exclusive use and ownership of the names "AFCOM" or "AFCOM, Inc.," and any and all other names associated with, derived from or used in connection with the conduct of the Business (and all trade names listed on Schedule 4.17) (all of the items referred to in this clause (i) being "Intellectual Property Rights") and (ii) identifies any Intellectual Property Rights that any third party owns and that the Company uses or proposes to use in the Business of the Company, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth on Schedule 4.17, possesses enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its Business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights of the Company. Except as set forth on Schedule 4.17, no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. The Company has no licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the Intellectual Property Rights except as set forth on Schedule 4.17. Except as set forth on Schedule 4.17, the Company has not received notice of nor has any reason to believe that the Company's use of the Intellectual Property Rights is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect on the Company.

           4.18 Accounts Receivable and Accounts Payable. (a) The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing Date represent in all material respects and will in all material respects represent valid obligations owing to the Company, have arisen from bona fide transactions in the ordinary course of business and are fully collectible by the Company in the ordinary course of business; provided, however, that any doubtful accounts receivable equal, in the aggregate, to Ten Thousand Dollars ($10,000) shall not be deemed material for the purposes of this Section 4.18. Except as set forth on Schedule 4.18(a), and as provided in the preceding sentence, all accounts receivable of the Company as of the Closing Date shall be subject to no defenses, counterclaims or rights of set-off and shall be fully collectible within ninety (90) days of the Closing Date without cost to QDL.

                     (b) Except as expressly and fully set forth on Schedule 4.18(b), since the Reference Balance Sheet Date, the Company has paid all accounts payable in the ordinary course of business in accordance with the terms thereof, and have not delayed the payment thereof in contemplation of the transactions provided in the Agreement or otherwise.

           4.19 Inventory. Except as set forth on Schedule 4.19, the Inventories of raw materials, in-process and finished products of the Company are in good condition, conform in all material respects with the Company's applicable specifications and warranties, are not obsolete, and are saleable as of the date hereof at values not less than the book value amounts thereof. Adequate reserves have been provided for inventory obsolescence and the values at which such Inventories are carried are in accordance with the normal valuation of the Company and, to the knowledge of the Company, with GAAP consistently applied except as set forth on Schedule 4.13. All Inventory disposed of by the Company since the Reference Balance Sheet Date has been disposed of under terms consistent with the Company's past practices.

           4.20 Absence of Change or Event. Except as set forth on Schedule 4.20, since the Reference Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice and has not:

                     (a) experienced a material adverse change in the Acquired Assets, Liabilities (contingent or otherwise), property, Business, condition (financial or otherwise), operations, results of operations or prospects of the Company;

                     (b) incurred any obligation or Liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of Five Thousand Dollars ($5,000) in the aggregate, except Liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                     (c) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, Business or assets, tangible or intangible, of the Company;

                     (d) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed, or the making of any loans, to any officer, director, shareholder or other affiliate of the Company, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules, or canceled, waived, released or otherwise compromised any debt or claim other than in the ordinary course of business, or any material right;

                     (e) suffered any damage, destruction or loss (whether or not covered by insurance) in an amount greater than Five Thousand Dollars ($5,000);

                     (f) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of Five Thousand Dollars ($5,000);

                     (g) instituted or threatened any litigation, action or proceeding before any Governmental Authority relating to it or its property;

                     (h) issued, authorized for issuance or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company, or declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or any option, warrant or other right to acquire such capital stock;

                     (i) increased the compensation of any officer, director, employee or agent of the Company, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the case of any employee whose annual base compensation is less than Twenty Thousand Dollars ($20,000);

                     (j)  materially  changed any of its business or  accounting accrual practices, including, without limitation, the amount of promotional or advertising expenditures, investments, marketing, pricing, purchasing, production, personnel, sales, returns or budgets, accounts receivable or inventory reserves, or otherwise changed its policies with respect thereto;

                     (k) made or changed any election concerning Taxes or Tax returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

                     (l) allowed any Permit relating to the Business of the Company to lapse or terminate;

                     (m) materially amended or terminated or received any threat (not subsequently withdrawn) to terminate, any Contract;

                     (n) cancelled, compromised, waived or released any rights or claims (or series of related rights or claims) either (i) involving an affiliate of the Company or the Shareholders, (ii) involving more than Five Thousand Dollars ($5,000) or (iii) outside the ordinary course of business consistent with past practice;

                     (o) delayed or failed to repay when due any material obligation of the Company;

                     (p) failed to operate the Business of the Company in the ordinary course consistent with past practice so as to use reasonable efforts to preserve the Business intact, to keep available to QDL the services of its employees, and to preserve for QDL the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

                     (q) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights of the Company;

                     (r) lent to, or made other agreement with any Company employee outside the ordinary course of business consistent with past practice giving rise to any claim or right on its part against the Person or on the part of the Person against it;

                     (s) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof; or

                     (t) engaged in any other material transaction other than in the ordinary course of business.

           4.21 Compliance with Law. The operations and activities of the Company have complied and are in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, judicial and administrative decisions and consents, judgments, orders, awards, writs and decrees of any court, governmental or regulatory body, administrative agency or arbitrator, including, without limitation, health and safety statutes and regulations and all environmental laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, the failure of which could have a Material Adverse Effect on the Company.

           4.22 Contracts and  Commitments.  (a) Except for Contracts  listed on
Schedule 4.22, the Company is not a party to, or bound by, any Contract of any kind to be performed, in whole or in part, after the Closing Date (i) pursuant to which it is obligated to expend more than Ten Thousand Dollars ($10,000) in any twelve-month period or that is not subject to cancellation on not more than Thirty (30) days' notice by the Company without penalty or increased cost, or
(ii) with any affiliate of the Company or the Shareholders. There is not under any Contract: (A) any existing material default by the Company or, to the Company's and the Shareholders' knowledge, by any other party thereto, or (B) any event which, after notice or lapse of time or both, would constitute a material default by the Company or, to the Company's and the Shareholders' knowledge, by any other party, or result in a right to accelerate, suspend or terminate or result in a loss of rights of the Company. Schedule 4.22 lists the following Contracts, agreements and other written arrangements to which the Company is a party:

                     (i) any written arrangements (or group of related written arrangements) for the lease of personal property or real property providing for lease payments in excess of Five Thousand Dollars ($5,000) per annum;

                     (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts involving more than Five Thousand Dollars ($5,000);

                     (iii) any written arrangement (or group of related written arrangements) concerning a partnership or joint venture with any other Person;

                     (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than Five Thousand Dollars ($5,000) in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                     (v) any written  arrangement  (or group of related  written
           arrangements)    concerning    confidentiality   or   non-competition
           arrangements;

                     (vi) any Benefit Plan of the Company and any written arrangement with any of its directors, officers, stockholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

                     (vii) any written arrangement with any of its directors, officers, shareholders or employees or any member of any such Person's immediate family (x) providing for the furnishing of material services by, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company), any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner;

                     (viii) any other written arrangement (or group of related written arrangements) under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

                     (ix) any other written arrangement (or group of related written arrangements) either involving aggregate payments of more than Five Thousand Dollars ($5,000) or not entered into in the ordinary course of business consistent with past practice; or

                     (x) any oral contract, agreement, past or present practice or policy, or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix) and any proposal (oral or written) to enter into any contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix).

                     (b) The Company has delivered to QDL and/or Questron a correct and complete copy of each written arrangement listed in Schedule 4.22 and has included as part of Schedule 4.22 a brief summary of any such oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. Except as set forth on Schedule 4.22, with respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, and enforceable obligation of the Company (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and is in full force and effect; (B) the written arrangement will continue to be legal, valid binding obligation if the Company and enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and is in full force and effect on identical terms following the Closing Date; and (C) to the Company's and the Shareholders' knowledge, no party has repudiated any term of the written arrangement.

           4.23  Insurance.  (a)  Schedule  4.23 sets  forth  (i) the  Insurance
Policies presently in force and, without restricting the generality of the foregoing, those covering the Company's product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability, the expiration date, the policy number and annual premium; (ii) the Company's premiums, deductibles and losses in excess of Twenty-Five Thousand Dollars ($25,000), by year, by type of coverage, for the calendar years 1995, 1996 and 1997 based on information received from the Company's insurance carrier(s); (iii) all outstanding insurance claims in excess of Ten Thousand Dollars ($10,000) by the Company for damage to or loss of property or income which have been referred to insurers or which the Company believes to be covered by commercial insurance; (iv) general comprehensive liability policies carried by the Company for the calendar years 1996, 1997 and 1998, including excess liability policies; and (v) any agreements, arrangements or commitments by or relating to the Company under which the Company indemnifies any other Person or is required to carry insurance for the benefit of any other Person. The Company has heretofore delivered to QDL and/or Questron complete and correct copies of the Insurance Policies and agreements set forth on Schedule 4.23.

                     (b) The Insurance Policies set forth on Schedule 4.23 are in full force and effect, all premiums which are due with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are consistent with industry practices and are sufficient for compliance with all requirements of Law and all agreements to which the Company is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth on Schedule 4.23; provided sufficient coverage, in the reasonable opinion of the Company, for the risks insured against; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion where such default or failure to give notice or present a claim could have a Material Adverse Effect on the Company. The Company has not been refused any insurance with respect to the respective assets or operations of the Company, nor has any such coverage been limited, by any insurance carrier to which the Company has applied for any such insurance or with which the Company has carried insurance during the calendar years 1996, 1997 and 1998. The Company has not received any notice from its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 4.23 will not be available in the future on substantially the same terms as now in effect.

           4.24      Intentionally Omitted.

           4.25 Customers, Suppliers, Distributors, Etc. (a) No supplier, customer, distributor or sales representative of the Company has canceled or otherwise terminated, or made any written threat to the Company or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or to reduce sales volumes below those presently existing, or has at any time on or after the Reference Balance Sheet Date decreased materially its services or supplies to the Company or its usage of the services or products of the Company or made any written claim that any item sold by the Company failed to meet any specification with respect thereto or were otherwise defective other than in the ordinary course of business or where such claim does not involve an amount in excess of Five Thousand Dollars ($5,000). Except as set forth on
Schedule 4.25, the Company and the Shareholders have no knowledge that any such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or their usage of the services or products of the Company, as the case may be. Except as set forth on Schedule 4.25, the Company has not sold goods to be delivered after Closing to any customer on a consignment basis, and the Company has not agreed with any customer of the Company to sell goods to it to be delivered after Closing at either a discounted price or at a price which includes any type of allowance for the cost of the customer's advertising.

                     (b) Schedule 4.25(b) sets forth the customer sales history of the top twenty customers of the Company for the calendar years ended December 31, 1997 and 1998. Such information is true and complete.

                     (c) Schedule 4.25(c) sets forth a complete and accurate list of suppliers of the Company from whom the Company has made aggregate purchases in excess of Twenty Thousand Dollars ($20,000) during the calendar year ended December 31, 1998, showing the approximate total purchase by the Company from each such supplier during such calendar year.

           4.26 Previous Sales; Warranties; Product Liability. (a) The Company has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services.

                     (b) Schedule 4.26(b) sets forth all warranty claims for amounts in excess of Fifteen Thousand Dollars ($15,000), individually, asserted against the Company, together with the actual or estimated cost of repair or replacement, (i) outstanding as of the date hereof, and (ii) for each of the three fiscal years ended September 30, 1997, 1996 and 1995.

                     (c) Schedule 4.26(c) contains a complete and correct list of (i) product liability claims made against the Company since September 30, 1995 and (ii) any amounts paid by the Company or its insurance company with respect to such claims. Set forth on Schedule 4.26(c) is a list of all product liability insurance policies currently in effect or providing coverage for occurrences in prior periods. Except as set forth on Schedule 4.26(c), there is no Action, suit, inquiry, proceeding or investigation by or before any Governmental Authority pending or threatened against or involving the Company relating to any product manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured.

           4.27 Environmental Matters. (a) For the purposes of this Section the following terms shall have the following meanings: (i) the term "Hazardous
Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined, determined or identified as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is harmful to human health or the environment, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product; and (ii) "Environmental Laws" shall collectively mean all present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives, guidelines, standards or the equivalent of or by any governmental authority and relating to or addressing the protection of the environment or human health (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601 et seq.), and the regulations adopted and publications promulgated pursuant thereto).

                     (b) Except as set forth in Schedule 4.27, the Company and the Shareholders warrant and represent that: (i) neither the Company nor, to the best of the Company's and the Shareholders' knowledge, any prior owner or any user or tenant or operator of the Real Property, has generated, stored, treated, disposed of, used, caused to be used, or permitted the use of Hazardous Materials in, on or about the Real Property in violation of Environmental Laws;
(ii) the Company and the Real Property are in compliance with all applicable Environmental Laws; (iii) the Company has secured all permits, licenses, authorizations, registrations and approvals necessary for the storage, use or handling of Hazardous Materials, such approvals are currently in effect, and the Company is in compliance therewith; (iv) there are no pending or, to the Company's and the Shareholders' knowledge, threatened claims by any Governmental Authority or any other person in respect of Environmental Laws affecting the Company or the Real Property and neither the Shareholders nor the Company has received any notice of any violations of any Environmental Laws or has received any warning notices, administrative complaints, judicial complaints or other formal or informal notices from any person alleging that the Company or conditions on the Real Property are, or may be, in violation of any Environmental Laws; (v) there is not now, nor, to the best of Shareholders' knowledge, has there ever been, any disposal, discharge or other type of release on property adjacent to or near the Real Property or to the surface or ground water flowing to the Real Property which may constitute a risk of contamination to the Real Property; and (vi) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material by the Company or from the Real Property has occurred at, into, onto or under the Real Property or any other property which may give rise to liability under any Environmental Law.

           4.28 Absence of Certain Payments. Except as set forth on Schedule 4.28, neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company nor any Shareholder has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

           4.29 Additional Information. Schedule 4.29 accurately lists the following (Schedule 4.29 may be revised as of immediately prior to the Closing to account for any changes):

                     (a) the names of all officers and directors of the Company;

                     (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                     (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                     (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                     (e) all names under which the Company has conducted any part of the Business or which it has otherwise used at any time during the past five years.

           4.30 Investment Intent. The Company and each of the Shareholders, on their own behalf and in their individual capacities:

                               (i) represents and warrants that (a) the Closing Shares, and (b) the Additional Shares, if any (the securities describes in clauses (a), (b) and (c) being herein referred to collectively as, the "Securities") are being acquired as an investment and not with a view to the distribution thereof;

                               (ii) understands that none of the Securities have been registered under the Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;

                               (iii) understands that none of the Securities can be sold, transferred or assigned unless registered by Questron (which neither the Company nor any Shareholder has the right to compel) pursuant to the Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the Company or any Shareholder to liquidate its investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available;

                               (iv) acknowledges that all documents, records and books pertaining to Questron and its business (including, but not limited to, the following documents) have been provided to, and reviewed by, the Company and each Shareholder:

                     (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

                     (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

                     (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

                     (d) Questron's Form 8-K and 8-K/A dated October 8, 1998 and
           December 8, 1998, respectively, have been made available to Shareholders and Shareholders' attorney and/or accountant and/or representative. Each Shareholder has had an opportunity to ask questions and receive answers from Questron concerning the Business and assets of Questron and all such questions have been answered to the full satisfaction of such Shareholders;

                               (v) the Company and each Shareholder is an accredited investor, as that term is defined in Regulation D under the Act; and

                               (vi) understands that any distribution of the Securities by the Company to the Shareholders must comply with all provisions of the Securities Act.

           4.31 Disclosure. (a) No representations or warranties by the Shareholders and the Company in this Agreement, including the Exhibits and the Schedules, and no statement contained in any document (including, without limitation, the financial statements, certificates and other writings furnished or to be furnished by the Shareholders or the Company to QDL and/or Questron or any of their respective representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no fact known to the Company and the Shareholders which has a Material Adverse Effect on the Company which has not been set forth in this Agreement, including any Exhibit or Schedule, the financial statements referred to in Section 4.13 (including the footnotes thereto), any schedule, exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Shareholders or the Company in connection with the transactions contemplated by this Agreement.

                     (b) The Company has furnished or caused to be furnished to QDL and/or Questron complete and correct copies of all agreements, instruments and documents set forth in the Schedules. Each of the Schedules is true, complete and correct.

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON

                     QDL and Questron represent and warrant to the Company and the Shareholders that:

           5.1 Organization. Each of QDL and Questron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of QDL and Questron has all requisite corporate power and authority to carry on its respective business as now being conducted and to own its respective properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on such entity.

           5.2 Corporate Authority; Due Execution. Each of QDL and Questron has full corporate power and authority to enter into this Agreement and each Other Document to which it is party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of QDL and Questron of this Agreement and each Other Document to which it is party have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements contemplated by this Agreement to which it is party will be as of the Closing Date, duly executed and delivered by each of QDL and Questron, and (assuming due execution and delivery by Shareholders and the Company) this Agreement constitutes, and each of such other agreements when executed and delivered will constitute, a valid and binding obligation of each of QDL and Questron, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           5.3 No Violation. Neither QDL nor Questron is subject to or bound by any provision of:

                     (a) any law, statute, rule, regulation or judicial or administrative decision,

                     (b) any certificate of incorporation or by-laws,

                     (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

                     (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by QDL or Questron of this Agreement, and each Other Document and the consummation of the transactions contemplated hereby and thereby. No consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by QDL and Questron of this Agreement and the consummation of the transactions contemplated hereby.

           5.4 SEC Documents. Questron has furnished the Company and each Shareholder with copies of the following reports (the "SEC Documents") filed by Questron with the United States Securities and Exchange Commission (the "SEC"):

                     (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

                     (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998;

                     (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders; and

                     (d) Questron's Forms 8-K and 8-K/A dated October 8, 1998 and December 8, 1998, respectively.

Questron is current in its obligations to file all periodic reports and proxy statements with the SEC required to be filed under the Exchange Act and applicable rules and regulations promulgated thereunder.

           5.5 Questron Common Stock. All shares of Questron Common Stock delivered to the Company or its designees pursuant to this Agreement, when issued and paid for as contemplated hereby, will be duly authorized, fully paid and non-assessable.


                                    ARTICLE 6

                      CERTAIN COVENANTS AND AGREEMENTS OF
                   SHAREHOLDERS, THE COMPANY, QDL AND QUESTRON

           6.1 Conduct of Business Prior to the Closing Date. The Shareholders and the Company agree with Questron and QDL that, between the date hereof and the Closing Date:

                     (a) Except as contemplated by this Agreement or permitted by written consent of QDL, the Shareholders shall cause the Company to operate its Business only in the ordinary course consistent with prior practice and not to:

                               (i) declare or pay any dividends, make any distributions to the Shareholders or undertake any similar transactions affecting the capital of the Company;

                               (ii) sell or dispose of any assets of the Company
                     other than the sale of inventory in the ordinary course of business;

                               (iii) take any action of the nature  referred  to
                     in Section 4.20, except as permitted therein;

                               (iv) change the Company's banking or safe deposit
                     arrangements;

                               (v) cause or permit indebtedness (which for purposes of this clause (v) shall be deemed to exclude trade payables consisting of accounts payable, deferred taxes and accrued expenses) of the Company to exceed Ten Thousand Dollars ($10,000) in the aggregate; or

                               (vi) except as may be  required by law,  take any
                     action to amend or terminate any Benefit Plan or adopt any other plan, program, arrangement or practice providing new benefits or compensation to its employees.

                     (b) The Shareholders and the Company acknowledge and agree that from the Effective Date until Closing the Shareholders and the Company shall conduct the Business for the account of QDL and that all of the profits and losses associated with the Business during such period shall accrue solely to QDL. The Shareholders and the Company shall use their best efforts to conduct the Business of the Company in a manner consistent with past business practices; to preserve the business organization of the Company intact; to keep available to QDL the services of the present officers and employees of the Company; to preserve for QDL the good will of the Company's suppliers, customers, distributors, sales representatives and others having business relations with the Company; and to inform QDL of, and consult with QDL on, any key decisions involving any capital expenditure in excess of Fifty Thousand Dollars ($50,000).

                     (c) The Shareholders shall cause the Company to maintain in force the Insurance Policies referred to on Schedule 4.23 or Insurance Policies providing the same or substantially similar coverage; provided, however, that the Company will notify QDL prior to the expiration of any of such Insurance Policies.

                     (d) Except as contemplated by this Agreement or permitted by written consent of QDL, no Benefit Plan disclosed or required to be disclosed has been or will be:

                               (i) terminated by the Company other than for expiration of its terms;

                               (ii) except as  required  by law,  amended in any
                     manner which would directly or indirectly increase the benefits accrued in a material amount, by any participant thereunder; or

                               (iii) except as required by law, amended in any manner which would materially increase the cost to QDL of maintaining such plan, fund or arrangement.

                     (e) The Shareholders and the Company shall give QDL prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty of the Shareholders or the Company of which the Shareholders or the Company have knowledge, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Company or the Shareholders contained in this Agreement.

           6.2       Tax Covenants; Bulk Sales Act.

                     (a) After the Closing Date, the Company and QDL shall provide each other with such cooperation and information as any party reasonably may request in (i) filing any Tax return, amended return or claim for refund,
(ii) determining any Tax liability or a right to refund of Taxes, (iii) conducting or defending any audit or other proceeding in respect of Taxes or
(iv) effectuating the terms of this Agreement. The parties shall retain all returns, schedules and workpapers, and all material records and other documents relating thereto until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to the Company, the Shareholders or QDL, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section 6.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, none of the Company, QDL or the Shareholders, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, or the possession of its agents, representatives or affiliates, in response to a request under this Section 6.2.

                     (b) The Company and/or the Shareholders shall be responsible for any documentary transfer or gains Taxes and any sales, use, real property, transfer or gains or other Taxes imposed by reason of the transfer of the Acquired Assets to QDL as provided hereunder and any deficiency, interest or penalty asserted with respect thereto. The Company and/or the Shareholders shall pay the fees and costs of obtaining, recording or filing all applicable conveyancing instruments described in Section 7.7, including all costs and fees relating to the assignment of Contracts and Leases to QDL and the obtaining of consents with respect thereto.

                     (c) At least thirty (30) days prior to the date that Internal Revenue Service Form 8594 is required to be filed with respect to the Acquisition, QDL shall prepare and submit to the Company, and the Company and the Shareholders hereby agree to be bound by, an allocation of the Purchase Price among the Acquired Assets and the Assumed Liabilities as set forth on
Schedule 6.2(c). Each of QDL and the Company and/or the Shareholders agrees that
(a) it will prepare all required Tax returns and reports in a manner that is consistent with such allocation, (b) it will file Internal Revenue Service Form 8594 in such manner and (c) it will not voluntarily take any position inconsistent therewith upon examination of any such Tax return, in any refund claim, in any litigation or otherwise with respect to such income Tax returns.

                     (d) Within thirty (30) days after the Closing, the Company and the Shareholders shall provide QDL with a clearance certificate or similar documents that may be required by any state Tax Authority in order to relieve QDL of any obligation to withhold any portion of the Purchase Price.

                     (e) The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. The Company and the Shareholders, jointly and severally, shall indemnify QDL and Questron and their respective Affiliates and hold each of them harmless, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses caused by, resulting from or arising out of the failure of the Company and the Shareholders to comply with the terms of any such provisions applicable to the transactions completed by this Agreement and the Other Documents.

           6.3 Expenses and Finder's Fees. QDL and Questron, on the one hand, and the Company and the Shareholders, on the other, will bear their own expenses in connection with this Agreement and its performance. The Company and the Shareholders, on the one hand, and QDL and Questron, on the other, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party for a brokerage commission, finder's fee or other like payment.

           6.4 Access to Information and Confidentiality. (a) The Shareholders and the Company agree that until the Closing, QDL and Questron may conduct such reasonable investigation with respect to the Business, business prospects, Acquired Assets, Assumed Liabilities, Liabilities (contingent or otherwise), results of operations, employees and financial condition of the Company as will permit QDL and Questron to evaluate the transactions contemplated by this Agreement. Until the Closing, the Company and the Shareholders shall afford QDL and Questron reasonable access to the premises, Books and Records and business affairs of the Company (and, to the extent directly relating thereto, of the Shareholders) for purposes of conducting such investigation and, promptly after the end of each month (without demand or notice), shall furnish QDL and Questron with copies of an unaudited balance sheet as of the end of such month and unaudited statements of income and cash flows for such month, in each case prepared consistent with the standards set forth in the second sentence of
Section 4.13(a). Unless and until the transactions contemplated herein have been consummated, each of QDL and Questron, on the one hand, and the Company and the Shareholders, on the other, shall maintain all confidential information received from the other parties in connection with its evaluation of the transactions contemplated by this Agreement, including the independent audit of the Company performed by QDL and/or Questron (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party. Each of QDL, Questron, the Company and the Shareholders may make limited disclosure of Confidential Information to its representatives and to such other persons as need to know for the purpose of preparing for and negotiating this Agreement and in connection with the consummation of the purchase and sale contemplated hereby, including arranging QDL's financing in connection with the purchase, provided such persons are informed of and bound by QDL's and Questron's confidentiality obligations hereunder. In the event the Closing does not occur for any reason, each of QDL and Questron, on the one hand, and the Company and the Shareholders, on the other hand, shall, promptly upon the other parties' request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by it. For the purposes of this Section 6.4, Confidential Information shall not include information which (a) the holder can reasonably demonstrate was already in the holder's possession, provided that such information is not known by the holder to be subject to another confidentiality agreement with, or other obligation of secrecy to another party, (b) becomes generally available to the public other than as a result of a disclosure by the holder or the holder's directors, officers, employees, agents or advisors, or (c) becomes available to the holder on a non-confidential basis from a source other than the Shareholders, the Company, or their advisors, provided that such source is not known by the holder to be bound by a confidentiality agreement with, or other obligation of secrecy to another party. Nothing contained in this Section 6.4 or otherwise shall prohibit the holder from making disclosure of Confidential Information to the extent required by Law, rule or regulation, provided that the holder shall give the other prior notice as to the nature of the required disclosure so as to provide the other the opportunity to challenge the need for such disclosure.

                     (b) Upon execution of this Agreement, the Company shall supply QDL with a correct and complete list of all Persons to whom Confidential Information has been supplied over the past five (5) years. The Company agrees to use its best efforts to retrieve, procure and deliver to QDL all Confidential Information previously provided to any Person or prospective purchaser of any assets, business or capital stock of the Company immediately upon execution of this Agreement.

           6.5 No Solicitation. The Shareholders and the Company shall not, and each shall direct their respective affiliates, representatives and agents and the Company's officers and employees, not to, directly or indirectly, encourage, solicit, initiate, continue or engage in discussions or negotiations with, or provide any non-public information to any Person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving the Company or enter into any agreement with respect thereto. The Company and the Shareholders will promptly communicate to Questron the terms of any proposal and the identity of the Person making such proposal which they may receive in respect of all such transactions prohibited by the foregoing.

           6.6 Employees. (a) During the period between the date hereof and the Closing Date, the Company shall use its best efforts to keep available current Company employees for employment by QDL. At the Closing, QDL shall offer employment, effective immediately upon the Closing, to the Company employees listed on Schedule 6.6(a) on the terms and conditions similar to those in effect immediately prior to the Closing Date. The Company shall encourage each of the employees listed on Schedule 6.6(a) to accept such offers of employment. The Company further agrees to make the officers and the Company employees listed on
Schedule 6.6(a) and whom QDL deems reasonably necessary to the continued operation of the Business available to QDL during the 90-day period following the Closing Date for the purpose of working for QDL.

                     (b) There shall be during the period between the date hereof and the Closing Date no amendment or announcement by or on behalf of the Company or any ERISA Affiliate with respect to any Benefit Plan which could materially increase the expense of maintaining such Benefit

Plan with respect to the Company employees above the level of expense incurred in respect thereof for the fiscal year ended on the Reference Balance Sheet Date.

                     (c) With respect to the Benefit Plans listed on Schedule 2.1(o), the Company and QDL shall at the Closing take such reasonable action and execute such reasonable documents as shall be necessary and proper to transfer the sponsorship of such Benefit Plans, together with the trusts assets relating thereto, from the Company or an ERISA Affiliate to QDL.

           6.7 Press Releases. Except as required by law or stock exchange regulation, any public announcements by the Company or the Shareholders regarding the transactions contemplated hereby shall be made only with the consent of QDL.

           6.8 Transitional Assistance. The Company and the Shareholders shall reasonably cooperate with and assist QDL in the orderly transfer of the Business of the Company after the Closing Date. Such cooperation and assistance shall include, but not be limited to, the physical transfer of any Books and Records and computer software of the Company.

           6.9 Reserved.

           6.10 Conditions. The Company and the Shareholders shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in
Article 7. QDL and Questron shall use their best efforts to fulfill or cause the fulfillment of the conditions set forth in Article 8.

           6.11 Rule 144. Following the Closing Date, Questron agrees to use commercially reasonable efforts to cooperate with the Company or the Shareholders with respect to permitted sales of Questron Common Stock by the Company under Rule 144 of the Exchange Act.

           6.12 SEC Filings. Questron will provide the Company with copies of all reports filed by Questron under the Securities Act and the Exchange Act subsequent to the date hereof and prior to the Closing Date.

           6.13 Name Change. At the Closing, the Company shall deliver to QDL such documents as QDL may reasonably request in connection with the consent or approval or filing requirements to effect the change of the name of the Company in the states and jurisdiction in which the Company conducts business, including "doing business as" designations to a name other than "AFCOM" or any name similar to such name or any variant or abbreviations of such name.


                                    ARTICLE 7

                    CONDITIONS PRECEDENT OF QDL AND QUESTRON

           QDL and Questron need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by QDL or Questron in their sole discretion:

           7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of the Company and the Shareholders contained in this Agreement and in any certificate or document delivered to QDL and/or Questron pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true in all material respects as of such date, and (b) the Company and the Shareholders shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders prior to or on the Closing Date, and QDL and/or Questron shall have been furnished with certificates of the Company and the Shareholders, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

           7.2 Closing Certificates. QDL shall have received (A) a duly executed certificate from an authorized officer of the Company with respect to (i) the Company's articles of incorporation and bylaws, (ii) resolutions of the Company's board of directors and Shareholders with respect to the authorization of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of the Company, and (B) a copy of the certificate of incorporation of the Company as certified by the Secretary of State of the State of Florida and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Georgia and the Secretary of State of the State of Florida.

           7.3 Due Diligence. QDL and/or Questron shall have completed, to their sole satisfaction, their due diligence investigation of the Company.

           7.4 Opinion of Counsel. QDL and Questron shall have been furnished with an opinion dated the Closing Date of Charles H. Stark P.A., counsel for the Shareholders and the Company, substantially in the form attached hereto as Exhibit A.

           7.5 No Actions. No action, suit, or proceeding before any court or Governmental Authority shall be pending, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened, against QDL, Questron, the Shareholders, the Company or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           7.6 Consents. All consents of third parties, including, without limitation, Governmental Authorities and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of QDL, Questron, the Shareholders or the Company necessary on the part of QDL, Questron, the Shareholders or the Company, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of QDL, Questron and the Company in substantially the same manner immediately after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.

           7.7 Instruments and Possession. To effect the transfers referred to in Section 2.1, the Company and the Shareholders shall have executed and delivered to QDL:

                               (i) a bill of sale, substantially in the form attached hereto as Exhibit B, conveying in the aggregate all personal property included in the Acquired Assets;

                               (ii) an Assignment and Assumption of Lease, with respect to each of the Real Property Leases; an estoppel certificate from the landlord for each Real Property Lease, which shall be in a form reasonably satisfactory to QDL; and a duly executed certificate from an authorized officer of the Company certifying that all rents due from the Company under each Real Property Lease has been paid as of the Closing Date and that no defaults exist under any of the Real Property Leases as of the Closing Date.

                             (iii)  an Assignment and Assumption of Lease,  with
           respect  to  each  Non-Real   Estate  Lease  in  a  form   reasonably
           satisfactory to QDL;

                              (iv) deeds in favor of QDL for each parcel of Owned Real Property, in forms reasonably satisfactory to QDL;

                               (v)   assignments,    in   form   and   substance
           satisfactory  to  QDL,  of  all  Intellectual   Property  Rights,  in
           recordable form to the extent necessary to assign such rights;

                              (vi)   to  the   extent   in   written   or  other
           deliverable form and not previously delivered, all copies of Intellectual Property or other secret, proprietary or confidential information included in the Acquired Assets;

                             (vii)  evidence  of  the name change of the Company
           required  by  Section  6.13,   which  evidence  shall  be  reasonably
           satisfactory to QDL;

                            (viii) all cash and cash equivalents of the Company;

                               (ix) all Books and Records of the Company;

                               (x) such keys, lock and safe combinations and other similar items as QDL shall require to obtain full occupation, possession and control of the Company's facilities and Business;

                               (xi) such changes relating to the bank accounts and safe deposit boxes of the Company as are being transferred to QDL and which QDL shall have requested by notice to the Company at least five (5) business days prior to the Closing Date;

                               (xii) such other instruments as shall be reasonably requested by QDL to vest in QDL good and valid title in and to the Acquired Assets in accordance with the provisions hereof; and

                               (xiii) such other certificates, documents, instruments and agreements as Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Questron.

           7.8 Employment Agreement. QDL shall have received an Employment Agreement substantially in the form attached hereto as Exhibit E (together with the "Restrictive Letter" and any other exhibits attached thereto, the "Employment Agreement") duly executed and delivered by Dermott Rogers.

           7.9 Non-Competition Agreements. QDL shall have received from each of the Company and the Shareholders a Non-Competition Agreement, substantially in the form attached hereto as Exhibit F (the "Non-Competition Agreements").

           7.10 Evidence of Termination of the Schedule 2.5(c) Debt. QDL shall have received from the Company evidence satisfactory to it of the termination of the Schedule 2.5(c) Debt upon the payment of the Schedule 2.5(c) Debt as contemplated by Section 2.5(c) and evidence of the release of any Encumbrances on the Acquired Assets associated with the Schedule 2.5(c) Debt, in each case, in a form reasonably satisfactory to QDL.

           7.11 Financing. QDL shall have obtained bank financing on terms reasonably satisfactory to it in an amount sufficient to pay the purchase consideration contemplated by Section 2.4 and fees and expenses related to the transactions contemplated by this Agreement.

           7.12 Financial Statements. QDL and Questron shall have received the financial statements referenced in Section 4.13.

           7.13 Material Adverse Change. There shall have been no material adverse change in the financial conditions, assets, liabilities (contingent or otherwise), results of operations or business of the Company.


                                    ARTICLE 8

            CONDITIONS PRECEDENT OF THE COMPANY AND THE SHAREHOLDERS

           The Company and the Shareholders need not consummate the transactions contemplated hereby unless the following conditions shall be fulfilled on or prior to the Closing:

           8.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of QDL and Questron contained in this Agreement or in any certificate or document delivered to the Company and the Shareholders pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and (b) QDL and Questron shall have each performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and the Company shall have been furnished a certificate of an appropriate officer of QDL and Questron, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 8.1.

           8.2 Closing Certificates. The Company and the Shareholders shall have received (A) a duly executed certificates from authorized officers of QDL and Questron with respect to (i) such entity's certificate of incorporation and bylaws, (ii) resolutions of the board of directors of such entity with respect to the authorizations of this Agreement and the other agreements contemplated hereby, and (iii) the incumbency of the executing officers of such entity, and
(B)(i) a copy of the certificate of incorporation of QDL as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware, and (ii) a copy of the certificate of incorporation of Questron as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware.

           8.3 No Actions. No action, suit, or proceeding before any court, Governmental Authority, administrative agency or arbitrator shall be pending, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Person shall have been threatened, against the Company and the Shareholders seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           8.4 Consents. All consents of third parties including, without limitation, Governmental Authorities, and non-governmental self-regulatory agencies, and all filings with and notifications of Governmental Authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the Business of the Company, necessary on the part of the Company and the Shareholders, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected.

           8.5 Instruments of Assumption. The Company shall have received from QDL such instruments of assumption with respect to the Assumed Liabilities as the Company may reasonably request, duly executed by QDL.

           8.6 Employment Agreement. QDL shall have executed and delivered the Employment Agreement.

           8.7 Opinion of Counsel. The Shareholder shall have been furnished with an opinion, dated the Closing Date, of Battle Fowler LLP, counsel to QDL and Questron, in form and substance reasonably satisfactory to the Company.

           8.8 No Material Adverse Change. There shall have been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of Questron and its subsidiaries.


                                    ARTICLE 9

                                 INDEMNIFICATION

           9.1 Indemnification by the Company and the Shareholders. Effective only from and upon the occurrence of the Closing, and subject to Section 9.3 below, the Company and each of the Shareholders hereby agrees to jointly and severally defend, indemnify and hold harmless QDL, Questron and their successors, assigns and affiliates (collectively, the "Questron Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) including, without limitation, Environmental Liabilities and Costs (collectively, "Questron Losses"), caused by, resulting from or arising out of:

                     (a) (i) breaches of representation or warranty under this Agreement on the part of the Company or any Shareholder; and (ii) failures by the Company and any of the Shareholders to perform or otherwise fulfill any undertaking or other agreement or obligation under this Agreement;

                     (b)  all Excluded Liabilities;

                     (c) any recalls, warranty claims, returns or product liability with respect to sales by the Company prior to the Closing Date or included in the finished goods inventory transferred to QDL;

                     (d)  any and all Taxes imposed on the Company;

                     (e) any liabilities arising out of the presence, release or disposal of any Hazardous Substances, or arising out of Environmental Claims or the violation of any Environmental Laws prior to the Closing Date;

                     (f) the failure to collect in full any accounts receivable which are included in the Acquired Assets within three (3) months following the Closing;

                     (g) the maintenance, amendment or termination of any Benefit Plan of the Company or out of any obligations under any such plan; and

                     (h) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Questron Indemnitee proposes to demand indemnification ("Questron Indemnified Claims"), QDL, Questron or such other Questron Indemnitee shall promptly notify the Company and the Shareholders thereof, provided further, however, that the failure to so notify the Company and the Shareholders shall not reduce or affect the Company's and the Shareholders' obligations with respect thereto except to the extent that the Company and the Shareholders are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Company and the Shareholders shall have the right promptly upon receipt of such notice (after acknowledging responsibility for such Questron Indemnified Claim) to assume the control of the defense, compromise or settlement of any such Questron Indemnified Claims (provided that any compromise or settlement must be reasonably approved by QDL and/or Questron), including, at its own expense, employment of counsel reasonably satisfactory to QDL and/or Questron; provided, however, that if the Company and the Shareholders shall have exercised their right to assume such control, QDL and/or Questron may, in their sole discretion and at their expense, employ counsel to represent them (in addition to counsel employed by the Shareholders) in any such matter. So long as the Company and the Shareholders are contesting any such Questron Indemnified Claim in good faith, QDL, Questron and each other Questron Indemnitee shall not pay or settle any such Questron Indemnified Claim. Notwithstanding the foregoing, QDL shall have the right to offset any Questron Indemnified Claims and/or Questron Losses against the Deferred Purchase Price.

           9.2 Indemnification by QDL and Questron. QDL and Questron hereby agree to jointly and severally defend, indemnify and hold harmless the Company, the Shareholders and their respective successors, assigns and affiliates (collectively, "Company Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Company Losses"), resulting from or arising out of:

                     (a) breaches of representation and warranty hereunder on the part of QDL and Questron and failures by QDL and Questron to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

                     (b) all Assumed Liabilities and excluding any Excluded Liabilities;

                     (c) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Company Indemnitee proposes to demand indemnification ("Company Indemnified Claims"), such Company Indemnitee shall notify QDL and Questron thereof, provided further, however, that the failure to so notify QDL and Questron shall not reduce or affect QDL's and Questron's obligations with respect thereto except to the extent that QDL and Questron are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, QDL and Questron shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Company Indemnified Claims (provided that any compromise or settlement must be reasonably approved by the Company) including, at their own expense, employment of counsel reasonably satisfactory to Company and the Shareholders; provided, however, that if QDL and Questron shall have exercised their right to assume such control, the Company and the Shareholders may, in their sole discretion and at their expense, employ counsel to represent the Company Indemnitees (in addition to counsel employed by QDL and Questron) in any such matter. So long as QDL and Questron are contesting any such Company Indemnified Claim in good faith, the Company Indemnitees shall not pay or settle any such Company Indemnified Claim.

           9.3 Limitation on Liability. The aggregate liability of the Company and Shareholders under this Article 9 shall not exceed the aggregate amount of the cash consideration received by the Company as the Purchase Price (including, without limitation, any Additional Shares or Additional Cash Payment) , provided, however, that such limitation shall not apply to the representation set forth in Section 4.27.


                                   ARTICLE 10

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

           10.1 Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of three (3) years, except that any representation or warranty of the Company and the Shareholders contained in Sections 4.1, 4.6, 4.7, 4.13 and 4.27 shall survive the Closing Date without limitation, and any representation or warranty of the Company and the Shareholders contained in Sections 4.15 (Tax Matters) shall survive until the expiration of one year after the expiration of the applicable statute of limitations (provided, that if any Shareholder or the Company and the United States Internal Revenue Service or other taxing authority have agreed to extend the applicable statute of limitations beyond any such period, then in such case such representations and warranties shall survive to the date on which such agreement to extend expires).


                                   ARTICLE 11

                 NON-COMPETITION BY SHAREHOLDERS AND THE COMPANY

           11.1 Non-Compete. In consideration of the purchase by QDL of the Acquired Assets and the assumption by QDL of the Assumed Liabilities under this Agreement, the Company and each Shareholder will at the Closing execute and deliver the Non-Competition Agreements.

           11.2 Remedies. The Company and each Shareholder recognize that a breach or threatened breach by such party of such party's obligations under this
Article 11 and the Non-Competition Agreements would cause irreparable injury to QDL and Questron, and QDL and Questron shall be entitled to seek preliminary and permanent injunctions enjoining such party from violating the Non-Compete Agreements, in addition to any other remedies which may be available.


                                   ARTICLE 12

                                  MISCELLANEOUS

           12.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

           12.2 Waiver. Any failure of the Company and the Shareholders to comply with any of their respective obligations or agreements herein contained may be waived only in writing by QDL. Any failure of QDL and Questron to comply with any of its obligations or agreements herein contained may be waived only in writing by the Company.

           12.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:
                  (i)        If to Shareholders or the Company, to:

                             Allen R. Anderson
                             1852 Wayfield Drive
                             Longwood, Florida 32779

                             and

                             Dermott P. Rogers
                             1209 Waverly Way
                             Longwood, Florida 32750

                             (with a copy to)

                             Charles H. Stark, p.a.
                             986 Douglas Avenue
                             Suite 100
                             Altamonte Springs, FL 32714
                             Telecopier:  (407) 788-7244
                             Telephone:  (407) 788-0250

                  (ii)       If to QDL and Questron, to:

                             Questron Technology, Inc.
                             6400 Congress Avenue
                             Suite 200A
                             Boca Raton, Florida  33487
                             Telecopier:  (561) 241-2866
                             Telephone:  (561) 241-5251

                             Attention:  Dominic A. Polimeni

                             (with a copy to)

                             Battle Fowler LLP
                             Park Avenue Tower
                             75 East 55th Street
                             New York, New York  10022
                             Telecopier:  (212) 856-7816
                             Telephone:  (212) 856-7000

                             Attention: Luke P. Iovine, III, Esq.

Such names and addresses may be changed by written notice to each person listed above.

           12.4 Governing Law and Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Delaware.

                     (b) Each of the Company, the Shareholders, QDL and Questron hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, the Other Documents or the transactions contemplated hereby and thereby, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company, the Shareholders, QDL and Questron further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, hereby further irrevocably and unconditionally waive and agree not to plead or claim an inconvenient forum, and further covenant and agree not to institute any action or proceeding in any jurisdiction other than Delaware. Each of the Company, the Shareholders, QDL and Questron further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court. The prevailing party of any action, suit or proceeding arising out of or relating to this Agreement shall be entitled to receive its attorneys' fees and court costs from the other party hereto.

           12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           12.6 Headings; Schedules. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "Schedules" shall mean the disclosure schedules heretofore delivered by the Company and the Shareholders to QDL and Questron.

           12.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           12.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

           12.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 9.1 and 9.2, the other Questron Indemnitees and Company Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           12.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties provided that QDL and Questron may assign its rights under the Agreement to any affiliate of QDL and Questron.

                     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                          QUESTRON TECHNOLOGY, INC.


                          By        /s/ Dominic A. Polimeni
                                    -------------------------------------------
                                    Name:       Dominic A. Polimeni
                                    Title:      Chairman, President and
                                                   Chief Executive Officer


                          QUESTRON DISTRIBUTION LOGISTICS, INC.


                          By        /s/ Dominic A. Polimeni
                                    -------------------------------------------
                                    Name:       Dominic A. Polimeni
                                    Title:      Chairman and Chief Executiv
                                                Officer


                         AFCOM, INC.


                         By         /s/ Dermott P. Rogers
                                    -------------------------------------------
                                    Name:       Dermott P. Rogers
                                    Title:      President


                        SHAREHOLDERS:


                                   /s/ Dermott P. Rogers
                                   --------------------------------------------
                                   Dermott P. Rogers

                                   /s/ Allen R. Anderson
                                   --------------------------------------------
                                   Allen R. Anderson